UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2023

FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500

(Address and telephone number of principal executive offices)
___________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FTEK	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 4, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of Fuel Tech, Inc. (“Fuel Tech” or the “Company”) took the following actions:

A.
The Committee authorized the Company to enter into a 2023 Executive Performance RSU Award Agreement (the “2023 Agreement”) with certain officers, including its President and Chief Executive Officer, Chief Financial Officer and Senior Vice President, Sales (each a “2023 Participating Executive”) pursuant to which each 2023 Participating Executive will have the opportunity to earn the amount of restricted stock units (RSUs) based on Fuel Tech’s performance in 2023 and 2024 as shown in the table below.

The Agreement provides for four possible RSU awards: “Look-Back RSUs,” “Total Revenue RSUs,” “New Business RSUs,” and “Operating Income” RSUs. Under the terms of the Agreement, a target amount of RSUs for each of the four possible RSU award components is set for each Participating Executive for 2023 and 2024. The amount, if any, of actual RSU awards to be issued is contingent on performance by the Participating Executive and the Company in the performance areas and for the measurement periods set forth in the Agreement.

Look-Back RSUs: Each Participating Executive has the opportunity to earn a targeted amount of “Look-Back RSUs” based upon the Participating Executive’s performance during 2023 and 2024. After the completion of applicable calendar year, the Committee, in its business judgment, may approve or not approve the Company granting to each Participating Executive a number of Look-Back RSUs between zero and the targeted Look-Back RSU amount based on the Committee’s subjective, qualitative assessment of each such executive’s overall performance during the applicable calendar year. No specific, individualized prospective performance goals are associated with the Look-Back RSUs for any of the Participating Executives, and the Committee may use a variety of factors in determining the amount of any such award, including one or more of the factors shown in Exhibit A of the 2023 Agreement. All such RSU grants shall otherwise be made subject to the terms of the Company’s standard Executive Performance RSU Agreement, including a vesting schedule that provides for vesting of one-third of the granted Look-Back RSUs after the first anniversary of the grant determination date, one-third after the second anniversary date and one-third after the third anniversary date.

Total Revenue RSUs: Each Participating Executive has the opportunity to earn a targeted amount of RSUs (“Total Revenue RSUs”) to be granted depending upon the Company’s revenue performance during 2023 and 2024. After the completion of 2023 and 2024, if the Company has achieved the targeted amount of total revenue ($34.7 million in 2023 and $36.44 million in 2024), the Participating Executive will be granted 100% of his or her target Total Revenue RSUs for the applicable year. If the Company achieves 90% of the targeted amount of total revenue in any applicable calendar year, the Participating Executive will be granted 50% of his or her target Total Revenue RSUs for the applicable year. If the Company achieves revenue in between the targeted Total Revenue for such year and the 90% threshold described above, the amount of RSUs to be granted to the Participating Executive will be interpolated and rounded to the nearest multiple of 100 shares. All such RSU grants shall otherwise be made subject to the terms of the Company’s standard Executive Performance RSU Agreement, including a vesting schedule that provides that 100% of the granted RSUs will vest one year following the grant determination date.

New Business Revenue RSUs: Each Participating Executive has the opportunity to earn a targeted amount of RSUs (“New Business RSUs”) to be granted depending upon the Company’s revenue in 2023 and 2024 attributable to the sale of new products or services not sold by the Company prior to January 1, 2023. After the completion of 2023 and 2024, if the Company has achieved the targeted amount of new business revenue ($1.0 million in 2023 and $3.0 million in 2024), the Participating Executive will be granted 100% of his or her target New Business RSUs for the applicable year. If the Company achieves 75% of the targeted new business revenue in any applicable calendar year, the Participating Executive will be granted 50% of his or her target New Business RSUs for the applicable year. If the Company achieves new business revenue in between the targeted new business revenue amount for such year and the 75% threshold described above, the amount of RSUs to be granted to the Participating Executive will be interpolated and rounded to the nearest multiple of 100 shares. All such RSU grants shall otherwise be made subject to the terms of the Company’s standard Executive Performance RSU Agreement, including a vesting schedule that provides that 100% of the granted RSUs will vest one year following the grant determination date.

Operating Income RSUs: Each Participating Executive has the opportunity to earn a targeted amount of RSUs (“Operating Income RSUs”) to be granted depending upon the Company’s achievement of specified levels of operating income in 2023 and 2024. After the completion of 2023 and 2024, if the Company has achieved the target operating income amount ($1.0 million in 2023 and $2.0 million in 2024), the Participating Executive will be granted 100% of his or her target Operating Income RSUs for the applicable year. If the Company achieves 50% of the target operating income in any applicable calendar year, the Participating Executive will be granted 50% of his or her target Operating Income RSUs for the applicable year. If the Company achieves operating income in between the target operating income for such year and the 50% threshold described above, the amount of RSUs to be granted to the Participating Executive will be interpolated and rounded to the nearest multiple of 100 shares. All such RSU grants shall otherwise be made subject to the terms of the Company’s standard Executive Performance RSU Agreement, including a vesting schedule that provides that 100% of the granted RSUs will vest one year following the grant determination date.

Participating Executive	Year	Target Look-Back RSUs*	Target Total Revenue RSUs*	Target New Business Revenue RSUs*	Target Operating Income RSUs*	Total Potential RSU Award*
Vincent J. Arnone President and Chief Executive Officer	2023	41,700	41,700	41,700	41,700	166,800
	2024	41,700	41,700	41,700	41,700	166,800
Ellen T. Albrecht Chief Financial Officer	2023	16,700	16,700	16,700	16,700	66,800
	2024	16,700	16,700	16,700	16,700	66,800
William E. Cummings, Jr. Senior Vice President, Sales	2023	12,500	12,500	12,500	12,500	50,000
	2024	12,500	12,500	12,500	12,500	50,000

*
The amount of RSUs shown represents “target” number of RSUs to be granted upon full achievement of the targets. The actual amount of RSUs granted for each category will be determined by the Committee following the end of each of 2023 and 2024, respectively.

A copy of the form of the 2023 Agreement is attached to this Form 8-K as Exhibit 99.1.

B.
The Committee authorized the Company to enter into a Change of Control Severance Agreement (the “Severance Agreement”) with certain officers, including its President and Chief Executive Officer, Chief Financial Officer and Senior Vice President, Sales. Pursuant to the terms of the Severance Agreement, if, during the 12 month period following a Change of Control (as described below), the officer’s employment is terminated without cause or terminated by the officer for Good Reason (as described below), the officer will receive severance pay (less applicable withholding taxes) in the form of a lump sum payment equivalent to 12 months of the officer’s base salary plus, if the officer elects, Fuel Tech (or its successor) would reimburse the executive for any COBRA premiums required to extend insurance coverage for a period of six (6) months (or earlier if the officer or his or her dependents obtain alternate coverage).

A “Change of Control” under the Severance Agreement is defined as an event that would constitute a “Change of Control” under the Fuel Tech, Inc. 2014 Incentive Plan, as amended, which generally includes the occurrence of any of the following events: (i) an acquisition by any person as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 of beneficial ownership of 50% or more of Fuel Tech’s then outstanding common stock or voting power; (ii) a sale, transfer or other disposition of all or substantially all of Fuel Tech’s assets; (iii) the date ten days prior to Fuel Tech’s liquidation or dissolution; (iv) a merger, consolidation, statutory share exchange or similar corporate transaction, unless Fuel Tech’s stockholders continue to hold, directly or indirectly, more than 50% of the surviving entity’s voting power; or (v) incumbent directors shall cease for any reason to constitute a majority of Fuel Tech’s board of directors unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were incumbent directors.

“Good Reason” is defined generally under the Severance Agreement as the occurrence of any of the following, without the officer’s prior written consent: (i) any material diminution in the officer’s assigned duties, responsibilities and/or authority; (ii) any material reduction in the officer’s base compensation; (iii) Fuel Tech requires the officer to be based at a location that is more than 35 miles further from the officer’s residence than the location of the officer’s principal job location or office immediately prior to the Change in Control; or (iv) any other action or inaction that constitutes a material breach by Fuel Tech of any agreement under which the officer provides services to Fuel Tech.

A copy of the form of Severance Agreement is attached to this Form 8-K as Exhibit 99.2.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Form of 2023 Fuel Tech, Inc. Executive Performance RSU Agreement
99.2	Form of Change In Control Severance Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)

	By:	/s/ Bradley W. Johnson
Bradley W. Johnson
Date: May 10, 2023		Vice President, General Counsel and Secretary